UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 4, 2004

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5831 Cedar Lake Road

St. Louis Park, MN 55416

(Address of principal executive offices, including zip code)

(952) 525-2070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

As previously announced, in November 2004, we called for the redemption of warrants for the purchase of 1,759,473 shares of common stock at $1.58 per share that were originally issued to accredited investors who purchased our Series A Convertible Preferred Stock in 2002 and 2003.  The terms of such warrants gave us the ability to redeem them for $0.01 per warrant, upon 20 business days notice, upon the occurrence of an event that gave rise to an automatic conversion of the Series A Preferred.  We set the redemption date at November 30, 2004.

Prior to the redemption date, all of such warrants were exercised.  Some of the warrants were exercised for cash; others were exercised on a cashless basis.  As a result, between November 9, 2004 and November 30, 2004, we issued 1,195,780 shares of common stock upon exercise of the warrants in exchange for $427,485 in cash.

The foregoing issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act.  Each shareholder received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB and Form 8-K as filed with the SEC.  No discount or commission was paid in connection with the exercise of such warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: February 24, 2005	By:	/s/	Monica A. Underwood
Monica A. Underwood
Interim Chief Financial Officer and Corporate Controller